UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006

TENBY PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1355015	20-4142367
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
N/A
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     Product Manufacturing Agreement
     On September 21, 2006, Tenby Pharma Inc. (the “Company”) entered into a binding Memorandum of Agreement with DSM Pharmaceuticals, Inc. (“DSM”) for the production and delivery by DSM of clinical trial batches and for subsequent commercial production of the Company’s ST-603 product, a compound with the active ingredient cyclosporine-A. The Memorandum of Agreement contemplates that after additional due diligence and preliminary work is performed, a subsequent definitive agreement and subsequent ancillary documents may be entered into as well. If a subsequent definitive agreement is signed, the Memorandum of Agreement will be terminated. Also, pursuant to the Memorandum of Agreement, the Company granted DSM a right of first refusal to act as the exclusive or primary source for manufacturing the product for commercial use. The agreement may be terminated (a) by either party for any reason upon 30 days notice or upon 3 days notice if the parties are unable to reach a subsequent definitive agreement, (b) upon entering into a subsequent definitive agreement, or (c) 60 days following completion of services contemplated in the scope of work schedules to the agreement. If the agreement is terminated without any subsequent definitive agreement being signed, the Company is entitled to receive information generated by DSM during the development and transfer activities under the agreement, but any technology owned or developed by DSM during such period will be retained by DSM.
     Assignment and Amendment to Consulting Agreement
     As previously reported by the Company, on July 5, 2006, Kenneth J. Widder, M.D., a member of the Company’s Board of Directors and beneficial owner of more than 5% of the Company’s Common Stock, entered into a consulting agreement with the Company’s wholly-owned subsidiary, Sirion Therapeutics, Inc. (“Sirion”), to provide services relating to the development and commercialization of pharmaceutical products to Sirion for a term of three years. Under the consulting agreement, Dr. Widder is entitled to receive an annual fee of $360,000. On September 25, 2006, pursuant to an Assignment and Amendment of Consulting Agreement, Dr. Widder assigned his rights and obligations under the consulting agreement to DSC Associates, LLC, a company owned by Dr. Widder’s spouse, Mary Jacqueline Johnson, and the Company joined in and consented to such assignment. The assignment agreement also amended the original consulting agreement by including provisions requiring that Dr. Widder personally provide all the consulting services required under the consulting agreement on behalf of DSC Associates, LLC.
     The foregoing description of Dr. Widder’s consulting agreement is qualified in its entirety by reference to the consulting agreement, a copy of which was filed by the Company as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006, and which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	TENBY PHARMA INC.
	By:	/s/ Barry S. Butler
		Name:	Barry S. Butler
		Title:	Chief Executive Officer